PRIME CELLULAR, INC.
Pro Forma Condensed Consolidated Financial Statements
December 31, 1997 and March 31, 1998
(Unaudited)
================================================================================


Introduction

The following unaudited pro forma condensed consolidated balance sheets as of December 31, 1997 and March 31, 1998 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 reflect the pro forma condensed consolidated financial statements of Prime Cellular, Inc. giving effect to the pro forma adjustments described herein as though the merger with Cell & Molecular Technologies, Inc. dated May 29, 1998 had been consummated at December 31, 1997 for the condensed consolidated balance sheet and at January 1, 1997 for the condensed consolidated statement of operations.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto and with the historical financial statements of Prime Cellular, Inc., as filed in its annual report on form 10-K and Cell & Molecular Technologies, Inc. included elsewhere herein. See "Index to Financial Statements." The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of operating results that would have been achieved had the merger actually been consummated at January 1, 1997 and should not be considered as indicative of future operations.

Under the  terms of the  merger  agreement,  Prime  Cellular,  Inc.  will  issue
1,611,000 shares of its common stock in exchange for all of the outstanding shares of common stock of Cell & Mollecular Technologies, Inc. The transaction is being accounted for as a reverse acquisition whereby Cell & Molecular Technologies, Inc. is the acquirer for accounting purposes.

PRIME CELLULAR, INC.
Pro Forma Condensed Consolidated Balance Sheet
December 31, 1997
(Unaudited)
================================================================================

                                       Prime Cellular, Inc.     Cell & Molecular
                                         and Subsidiary         Technologies, Inc.     Adjustments         Pro Forma
                                       ==============================================================================
Assets
  Current Assets
    Cash                                  $  576,948               $  743,683          $       --          $1,320,631
    Investments                            5,079,022                       --                  --           5,079,022
    Accounts receivable - net                146,847                  281,332                  --             428,179
    Unbilled services                             --                   65,188                  --              65,188
    Inventory                                     --                  135,077                  --             135,077
    Other current assets                       2,360                       --                  --               2,360
                                          ----------               ----------          ----------          ----------

                                           5,805,177                1,225,280                  --           7,030,457

  Property and Equipment                      45,009                  795,771                  --             840,780

  Other Assets                                 3,600                    7,406                  --              11,006
                                          ----------               ----------          ----------          ----------

                                          $5,853,786               $2,028,457          $       --          $7,882,243
                                          ==========               ==========          ==========          ==========

PRIME CELLULAR, INC.
Pro Forma Condensed Consolidated Balance Sheet
December 31, 1997
(Unaudited)
================================================================================

                                          Prime Cellular, Inc.     Cell & Molecular
                                            and Subsidiary         Technologies, Inc.      Adjustments         Pro Forma
                                          ===============================================================================
Liabilities
  Stockholders' Equity
  Current Liabilities
    Line of credit                           $        --              $    31,295         $        --         $    31,295
    Current maturities of notes payable               --                   27,038                  --              27,038
    Accounts payable and accrued
      expenses                                   152,380                  263,229                  --             415,609
    Customer deposits                                 --                  614,640                  --             614,640
    Current maturities of stockholder
      loans                                           --                       --                  --                  --
    Unearned revenue                                  --                   52,648                  --              52,648
                                             -----------              -----------         -----------         -----------

                                                 152,380                  988,850                  --           1,141,230

  Long-Term Debt
    Notes payable - net of current
      maturities                                      --                  351,111                  --             351,111
    Stockholder loans - net of current
      maturities                                      --                  397,627                  --             397,627
                                             -----------              -----------         -----------         -----------

                                                 152,380                1,737,588                  --           1,889,968
                                             -----------              -----------         -----------         -----------

  Stockholders' Equity
    Common stock                                  45,828                        8         (a)  16,110             61,938
                                                                                          (a)      (8)
    Additional paid-in capital                 5,961,978                  392,691         (a) (16,110)         6,032,177
                                                                                          (a)       8
                                                                                          (a)      10
                                                                                          (a)(306,400)
    Preferred stock                                   --                       10         (a)     (10)                 --
    Accumulated (deficit)                       (306,400)                (101,840)        (a) 306,400            (101,840)
                                             -----------              -----------         -----------         -----------

                                               5,701,406                  290,869                  --           5,992,275
                                             -----------              -----------         -----------         -----------

                                             $ 5,853,786              $ 2,028,457         $        --         $ 7,882,243
                                             ===========              ===========         ===========         ===========

PRIME CELLULAR, INC.
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 1997
(Unaudited)
================================================================================

                                                  Prime Cellular, Inc.     Cell & Molecular
                                                     and Subsidiary         Technologies, Inc.     Adjustments        Pro Forma
                                                  ===============================================================================
Income
  Revenues                                            $ 1,676,131              $ 2,224,565         $        --        $ 3,900,696
  Interest income                                         334,040                   12,949                  --            346,989
                                                      -----------              -----------         -----------        -----------

                                                        2,010,171                2,237,514                  --          4,247,685
                                                      -----------              -----------         -----------        -----------

Expenses
  Cost of revenues                                        328,364                1,401,714                  --          1,730,078
  Selling, general and administrative
    expenses                                            1,093,641                  997,994                  --          2,091,635
  Interest                                                     --                   47,427                  --             47,427
                                                      -----------              -----------         -----------        -----------

                                                        1,422,005                2,447,135                  --          3,869,140
                                                      -----------              -----------         -----------        -----------

Income (Loss) Before Provision
  for Income Taxes                                        588,166                 (209,621)                 --            378,545

Provision for Income Taxes                                 24,133                       --                  --             24,133
                                                      -----------              -----------         -----------        -----------

Net Income (Loss)                                     $   564,033              $  (209,621)        $        --        $   354,412
                                                      ===========              ===========         ===========        ===========

Net Income Per Share                                                                                                  $       .05
                                                                                                                      ===========


Weighted Average Common
  Shares Outstanding                                                                                       (b)          7,141,112
                                                                                                                      ===========

PRIME CELLULAR, INC.
Pro Forma Condensed Consolidated Balance Sheet
March 31, 1998
(Unaudited)
================================================================================

                                                  Prime Cellular, Inc.     Cell & Molecular
                                                     and Subsidiary         Technologies, Inc.     Adjustments        Pro Forma
                                                  ===============================================================================
Assets
  Current Assets
    Cash                                              $   627,382              $   248,530         $        --        $   875,912
    Investments                                         5,008,902                       --                  --          5,008,902
    Accounts receivable - net                                  --                  276,517                  --            276,517
    Unbilled services                                          --                  193,221                  --            193,221
    Inventory                                                  --                  136,037                  --            136,037
    Other current assets                                   26,440                       --                  --             26,440
                                                      -----------              -----------         -----------        -----------
                                                        5,662,724                  854,305                  --          6,517,029
                                                      -----------              -----------         -----------        -----------

  Property and Equipment                                   45,883                  953,858                  --            999,691
  Other Assets                                                 --                    7,359                  --              7,359
                                                      -----------              -----------         -----------        -----------

                                                      $ 5,708,557              $ 1,815,522         $        --        $ 7,524,079
                                                      ===========              ===========         ===========        ===========

PRIME CELLULAR, INC.
Pro Forma Condensed Consolidated Balance Sheet
March 31, 1998
(Unaudited)
================================================================================

                                                  Prime Cellular, Inc.     Cell & Molecular
                                                     and Subsidiary         Technologies, Inc.     Adjustments        Pro Forma
                                                  ===============================================================================
  Current Liabilities
    Notes Payable - current portion                   $        --              $    26,640         $        --        $    26,640
    Accounts payable and accrued expenses                 123,970                  140,578                  --            264,548
    Customer deposits                                          --                  611,750                  --            611,750
    Unearned revenue                                           --                    2,270                  --              2,270
                                                      -----------              -----------         -----------        -----------
                                                          123,970                  781,238                  --            905,208
                                                      -----------              -----------         -----------        -----------

    Notes payable - net of current portion                     --                  342,854                  --            342,854
    Stockholder loans - net of current portion                 --                  407,926                  --            407,926
                                                      -----------              -----------         -----------        -----------
                                                          123,970                1,532,018                  --          1,655,988
                                                      -----------              -----------         -----------        -----------

  Stockholders' Equity
    Common stock                                           44,905                        8         (a)  16,110             61,015
                                                                                                   (a)      (8)
    Additional paid-in capital                          5,925,842                  392,691         (a) (16,110)         5,996,041
                                                                                                   (a)       8
                                                                                                   (a)      10
                                                                                                   (a)(306,400)
    Preferred stock                                            --                       10         (a)     (10)                --
    Accumulated (deficit)                                (386,160)                (109,205)        (a) 306,400           (188,965)
                                                      -----------              -----------         -----------        -----------
                                                        5,584,587                  283,504                  --          5,868,091
                                                      -----------              -----------         -----------        -----------
                                                      $ 5,708,557              $ 1,815,522         $        --        $ 7,524,079
                                                      ===========              ===========         ===========        ===========

PRIME CELLULAR, INC.
Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 1998
(Unaudited)
================================================================================

                                                  Prime Cellular, Inc.     Cell & Molecular
                                                     and Subsidiary         Technologies, Inc.     Adjustments        Pro Forma
                                                  ===============================================================================
Income
    Revenues                                          $        --              $   639,256         $        --        $   639,256
    Interest income                                        86,147                    4,822                  --             90,769
                                                      -----------              -----------         -----------        -----------
                                                           86,147                  643,878                  --            730,025
                                                      -----------              -----------         -----------        -----------
  Expenses
    Cost of revenues                                           --                  370,730                  --            370,730
    Selling, general and administrative
      expenses                                            156,974                  261,979                  --            428,953
    Interest expense                                       (3,526)                  18,535                  --             15,009
                                                      -----------              -----------         -----------        -----------
                                                          163,448                  651,243                  --            814,691
                                                      -----------              -----------         -----------        -----------

  Income (loss) Before income taxes                       (77,301)                  (7,365)                 --            (84,666)
  Income Taxes                                              2,459                       --                  --              2,459
                                                      -----------              -----------         -----------        -----------
  Net Income (loss)                                   $   (79,760)             $    (7,365)        $        --        $   (87,125)
                                                      ===========              ===========         ===========        ===========

Net Income (loss)per share                                                                                            $     (0.01)
                                                                                                                      ===========

Weighted average common
  shares outstanding                                                                                       (b)          6,147,625
                                                                                                                      ===========

PRIME CELLULAR, INC.
Notes to Pro Forma Condensed Consolidated Financial Statements
December 31, 1997 and March 31, 1998
(Unaudited)
================================================================================


(a) To record issuance of 1,611,000 shares of Prime Cellular, Inc. common stock to acquire Cell & Molecular Technologies, Inc. As discussed in the introduction section, the acquisition was recorded as a reverse acquisition.

(b) Represents the weighted average number of shares of Prime Cellular, Inc. plus the 1,611,000 shares issued to the stockholders of Cell & Molecular Technologies, Inc.